OIL AND GAS LEASE



  STATE OF TEXAS                       ss.


  COUNTY OF CALHOUN                    ss.



THIS OIL AND GAS LEASE is made this 31st day of August, 2004, by and between The Northern Trust Bank of Texas, N.A., as Successor Trustee of the Leila Clark Wynn Mineral Trust, whose address is 2121 San Jacinto Street, P.O. Box 226270, Dallas, Texas 75222, hereinafter "Lessor," and Petrogen, Inc. whose address is 3200 Southwest Freeway, Suite 3300, Houston, Texas 77027, hereinafter "Lessee."

                                   WITNESSETH

         1. That Lessor, in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, and of the covenants and agreements of Lessee hereinafter contained, does hereby grant, lease and let unto Lessee the land covered hereby for the purposes hereinafter described and with the exclusive right of exploring, drilling, mining and operating for, producing and owning oil, gas and sulphur, together with right to make surveys on said land, lay pipe lines, establish and utilize facilities for surface or subsurface disposal of salt water, construct roads and bridges, build tanks, power stations, telephone lines, employee houses and other structures on said land, necessary or useful in Lessee's operations in exploring, drilling for, producing, treating, storing and transporting minerals produced from the land covered hereby or adjacent thereto. The land covered hereby and herein referred to as the "land" or "said land" is located in the County of Calboun, State of Texas, and is described as follows:

         TRACT ONE: Being all of the ISAAC W. BOONE SURVEY No. 15, Abstract No. 56, Calhoun County, Texas, containing approximately 801.26 acres, more or less, and being a part of that certain land described in a Deed dated July 15, 1949, Edwin Hawes. Jr., et al to George Rust Hawes. as recorded in Volume 70, Page 209, Deed Records of Calhoun County, Texas.

         TRACT TWO: Being all of the ISAAC W. BOONE SURVEY No. 16, Abstract No. 57, Calhoun County, Texas, containing approximately 770.24 acres, more or less, and being the same land described in that certain Deed dated July 15, 1949, Edwin Hawes, Jr., et al to George Rust Hawes, as recorded in Volume 70, Page 211, Deed Records of Calhoun County, Texas.

         For the purposes of determining the amount of any bonus or other payment hereunder, said land shall be deemed to contain, 1,571,3 acres, whether actually containing more or less, arid. the above recital of acreage in any tract shall be deemed to be the true acreage thereof. Lessor accepts the bonus as lump sum consideration for this lease and all rights and options hereunder.

         2. Unless sooner terminated or longer kept in force under other provision hereof, this lease shall remain in force for a term of six (6) months from the effective date hereof, hereinafter called "primary term", and as long thereafter as oil, gas and/or sulphur is produced from the land or other land pooled therewith in commercial quantities or operations, as hereinafter defined, are conducted upon said laud with no cessation for more than ninety (90) consecutive days.




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         3. As royalty, Lessee covenants and agrees:

              (a) To deliver to the credit of Lessor, in the pipe line to which Lessee may connect its wells, the equal 1/5th part of all oil produced and saved by Lessee from said land, or from time to time, at the option of Lessee, to pay Lessor the average posted market price of such l/5th part of such oil at the wells as of the day it is run to the pipe line or storage tanks;

              (b) To pay Lessor on gas and casinghead gas produced from said land (1) when sold by Lessee, I/5tli of the amount realized by Lessee, computed at the mouth of the well, or (2) when used by Lessee off said land or in the manufacture of gasoline or other products, the market value, at the mouth of the well, of l/5th of such gas and casinghead gas;

              (c) To pay Lessor on all other minerals mined or marketed or utilized by Lessee from said land, one-tenth either in kind or value at the well or mine at Lessee's election, except that on sulphur mined and marketed the royalty shall be $2.50 per long ton. If at the expiration of the primary term or at any time or times thereafter, there is any well on said land or on lands with which said land or any portion thereof has been pooled, capable of producing oil and gas. and all each wells are shut-in, this lease shall, nevertheless, continue in force as though operations were being conducted on said land for so long as said wells are shut-in, and thereafter this lease may be continued in force as if no shut-in had occurred. Lessee covenants and agrees to use reasonable diligence to produce, utilize, or market the minerals capable of being produced from said wells, but in the exercise of such diligence, Lessee shall not be obligated to install or furnish facilities other than well facilities and ordinary lease facilities of flow lines, separator, and lease tank, and shall not be required to settle labor trouble or to market gas upon terms unacceptable to Lessee. If at any time or times after the expiration of the primary term, all such wells are shut-in for a period of ninety consecutive days, and during such time there are no operations on said land, then at or before the expiration of said ninety day-period, Lessee shall pay or tender by check or draft of Lessee, as royalty, the sum of $7,857.50. Upon making said payment, it will be considered that each such well is producing gas in paying quantities within the meaning of this lease for a period of one (I) year after the expiration of said ninety (90) day period, In like manner and upon like payment being made annually on or before the expiration of the last preceding year for which such payment or tender has been made, it will be considered that said well or wells are producing gas in commercial quantities for successive periods of one (I) year each. Each such payment or tender shall be made to the parties who at the time of payment would be entitled to receive the royalties which would be paid under this lease if the wells were producing, and may be deposited in the depository bank provided for below. Nothing herein shall impair Lessee's right to release as provided in paragraph 4 hereof. In event of assignment of this lease in whole or in part, liability for payment hereunder shall rest exclusively on the then owner or owners of this lease, severally as to acreage owned by each.

         4. If at any time or times during the primary term operations are conducted on said land and if all operations are discontinued, this lease shall thereafter terminate on the date next following the ninetieth day after such discontinuance unless on or before such date Lessee conducts operations; provided, however, if such date is at the end of the primary term, this lease shall terminate at the end of such term or on the ninetieth day after discontinuance of all operations, whichever is the later date, unless on such late date either (1) Lessee is conducting operations or (2) the shut-in well provisions of paragraph 3 or the provisions of paragraph 10 are applicable. Whenever used in this lease the word "operations" shall mean operations for and any of the following: drilling, testing, completing, reworking, recompleting, deepening, plugging back or repairing of a well in search for or in an. endeavor to obtain production of oil, gas or sulphur, whether or not in paying quantities.



                      OIL AND GAS LEASE. PAGE 2 OF 7 PAGES

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         5.  Lessee  shall  have  the use,  free  from  royalty,  of oil and gas produced from said land in ail operations hereunder. Lessee shall have the right at any time to remove all machinery and fixtures placed on said land, including the right to draw and remove casing. No well shall be drilled nearer than 200 feet to the house or barn now on said land without the consent of the Lessor. Lessee shall pay for damages caused by its operations to growing crops and timber on said land.

         6. The rights and estate of any party hereto may be assigned from time to time in whole or in part and as to any minerals or horizon. AH of the covenants, obligations, and considerations of this lease shall extend to and be binding upon the parties hereto, their heirs, successors, assigns, and successive assigns, No change or division in the ownership of said land, royalties, or other moneys, or any part thereof, howsoever effected, shall increase the obligations or diminish the rights of Lessee, including, but not limited to, the location and drilling of wells and the measurement of production. Notwithstanding any Other actual or constructive knowledge or notice hereof or to Lessee, its successors or assigns, no change or division in the ownership of said lands of the royalties, or other moneys, or the right to receive the same, howsoever effected, shall be binding upon the then record owner of this lease until thirty (30) days after there has been furnished to such record owner at his or its principal place of business by Lessor or Lessor's heirs, successors, or assigns, notice of such change or division, supported by either originals or duly certified copies of the instruments which have been property filed for record and which evidence such change or division, and of such court records and proceedings, transcripts, or other documents as shall be necessary in the opinion of such record owner to establish the validity of such change or division, If any such change in ownership occurs by reason of death of the owner, Lessee may nevertheless pay or tender such royalties, or other moneys, or part thereof, to the credit of the decedent in a depository bank provided for above.

         7. In the event Lessor considers that Lessee has not complied with all its obligations hereunder, both express and implied, Lessor shall, notify Lessee in writing, setting out specifically in what respects Lessee has breached this contract. Lessee shall then have sixty (60) days after the receipt: of said notice within which to meet or commence to meet all or any part of the breaches alleged by Lessor. The service of said notice shall be precedent to the bringing of any action by Lessor on said lease for any cause, and no such action shall be brought until the lapse of sixty (60) days after service of such notice on Lessee. Neither the service of said notice nor the doing of any acts by Lessee aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption: that Lessee has failed to perform all its obligations hereunder. If this lease is cancelled for any cause, it shall nevertheless remain in force and effect as to (I) sufficient acreage around each well as to which there are operations to constitute a drilling or maximum allowable unit under applicable governmental regulations, (but in no event less than forty acres), such acreage to be designated by Lessee as nearly as practicable in the form of a square centered at the well, or in such shape as then existing spacing rules require; and (2) any part of said land included in a pooled unit on which there are operations. Lessee shall also have such easements on said land as are necessary to operations on the acreage so retained.

         8. Lessor's rights and interests hereunder shall be charged primarily with any mortgages, taxes or other liens, or interest and other charges on said land, bat Lessor agrees that Lessee shall have the right at any time to pay or reduce same for Lessor, either before, or after maturity, and be surrogated to the rights of the bolder thereof and to deduct amounts so paid from royalties or other payments payable or which may become payable to Lessor and/or assigns under this lease. If this lease covers a less interest in the oil, gas and sulphur in all or any part of said land than the entire and undivided fee simple estate (whether Lessor's interest is herein specified or not), or no interest therein, then the royalties, and other moneys accruing from any part as to which this lease covers less than such full interest, shall be paid only in the proportion which the interest therein, if any, covered by this lease, bears to the whole and undivided fee simple estate therein. All royalty interest covered by this lease (whether or not owned by Lessor) shall be paid out of the royalty herein provided. This lease shall be binding upon each party who executes it without regard to whether it is executed by all those named herein as Lessor.

         9. If, while this lease is in force, at, or after the expiration of the primary term hereof, it is not being continued in force by reason of production or the shut-in well provisions of paragraph 3 hereof, and Lessee is not conducting operations of said land by reason of (1) any law, order, rule or regulation, (whether or not subsequently determined to be invalid) or (2) any other cause, whether similar or dissimilar, (except




                      OIL AND GAS LEASE, PAGE 3 OF ? PAGES

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financial)  beyond the  reasonable  control of Lessee,  the primary  term hereof shall be extended until the first anniversary date hereof occurring one hundred and eighty (180) days following the removal of such delaying cause, and this lease may be extended thereafter by operations as if such delay had not occurred.

         10. Notwithstanding anything hereinabove to the contrary, there is excepted herefrom and reserved to the Lessor herein all uranium, fissionable materials and all bentonite, fullers earth and other clay like substances, it is specifically understood and agreed that this lease covers only oil, gas, sulphur, and associated liquid or liquefiable hydrocarbons or the constituent elements of any of the elements named, but this lease does not cover or include any other minerals with all other such minerals, being reserved to the Lessor herein. Accordingly, the words "oil, gas" when used herein, shall mean, oil. gas, sulphur and associated liquid or liquefiable hydrocarbons and their constituent elements and the words "all other minerals", whenever used herein shall be stricken from this lease, so that such "all other minerals", as defined herein are reserved to the Lessor,

         11. Lessee's employees and others entitled to admission upon said land shall confine themselves to their business and duties in the performance of this lease, and no hunting, fishing or other trespassing shall be permitted by them; and Lessee shall not permit its employees or any other person to bring any guns of any kind upon the lease premises.

         12. In the event production be established. Lessee agrees to construct roads sufficient to carry Lessee's equipment and vehicles to all drillsites on said premises, and such roads shall be maintained by Lessee in good condition so long as this lease remains in force on the land on which said roads are situated.

         13. Lessee binds Lessee to hold Lessor harmless against and to protect Lessor from any and all claims of whatsoever kind or character growing out of the use, occupation and operation of the herein leased premises by Lessee, its successors or assigns.

         14. Upon completion or abandonment of any well drilled upon the leased premises by Lessee, the surface of the ground appurtenant to such well shall be smoothed, all excavations and slush pits shall be forthwith filled in, and the surface of the land restored to substantially the same condition as it was before the commencement of operations by Lessee, all cost and expense thereof to be borne by the Lessee, and the surface rights of Lessor in the leased premises shall be impaired as little as reasonably possible. Promptly after the completion of drilling operations of any well or wells drilled hereunder, Lessee shall erect a fence around the pits and excavations caused by Lessee in such operations, until such time as the ground is in condition that the pits may be satisfactorily covered (not to exceed in any event 90 days after the completion of such operations), at which time Lessee shall remove from the land of Lessor all dumps made by Lessee in such operations, and shall remove from the land of Lessor all foundations and construction work and debris placed by Lessee on the leased premises, and shall restore the surface of the land to substantially the same condition as it was before the commencement of such operations.

         15. Lessee shall have the right to pool and combine the lands covered by this lease, or a portion thereof, with other lands, lease or leases in the immediate vicinity thereof so as to form a unit or units for the development and production of oil, gas and gas distillate, provided that no such unit for gas or gas distillate shall exceed three hundred twenty (320) surface acres plus a ten percent (10%) tolerance, and for oil, and shall not exceed forty (40) surface acres plus a ten per cent (10%) tolerance. If Lessee creates any such unit, then all of the lands constituting the block shall be included in such unit. Lessee shall execute in writing an instrument identifying and describing the pooled acreage and each unit thereof, and same shall be filed for record in the County Clerk's Records in the County in which said land is located. Drilling operations and production from any part of the pooled acreage shall be treated as if such drilling operations were upon or such production was from the part of the land covered by this lease which is within such pool or unit, whether the well or wells be located on land covered by this lease or not. In iieu of the royalties on oil, gas and gas distillate elsewhere herein specified, Lessor shall receive on such production from a unit pooled only such portion of the royalty stipulated herein as the amount of the acreage placed in the unit or their royalty interest therein on an acreage basis bears to the total acreage so pooled in the particular unit involved, provided, however, that this proportionate reduction of the Lessor's royalty shall not apply to shut-in royalty.





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         16.  Notwithstanding  anything in paragraph  numbers three (3) and four
(4) contained to the contary, this lease shall not be kept in force by paying of shut-in gas royalties as provided in paragraph Nos.. 3 and 4 of this lease for a period of more than three (3) years beyond the expiration of the primary term of this lease.

         17. In the event a portion or portions of the land described in this lease are pooled or unitized with other land, lease or leases so as to form a pooled unit or units, operations for drilling, drilling, or reworking operations on such unit or units, or production of oil or gas from such unit or units, or payment of shut-in gas royalties on a well or wells drilled on such unit or units shall maintain this lease in effect only as to the portion or portions of the land described in this lease ?which is included in such unit or units. As to any portion or portions of the land not included in a pooled unit or units, this lease may be maintained in force and effect in any manner elsewhere provided in this lease.

         18. In the event of termination of this lease as to a portion or portions hereof, Lesee promptly execute and file for record in the office of the County Clerk of said county, a written release and surrender of all such portion or portions of this lease as shall have terminated under the mail to Lessor an executed copy of such release. A copy of said recorded release shall be furnished to Lessor within thirty (30) days of its execution.

         19. Unless Lessee, in its discretion, elects to rework or reenter a<< oil or gas well in existence on the effective date of this lease, Lessee shall have no obligation to plug and abandon or conduct clean up operations on any such well(s) so as to comply with any governmental regulations or requirements.

         20. If during the primary term of this lease Lessee commences the actual drilling of a well in search of oil or gas on the lease premises, then said drilling operations shall be prosecuted with reasonable diligence and the well completed as a producing well or plugged and abandoned as a dry hole within one hundred and twenty (120) days after spudding. Thereafter, Lessee shall continue drilling operations on the lease premises with not more than three hundred and sixty-five {365} days elapsing between completion o r plugging of a well and spudding of the next well; completion date shall be deemed the date of filing the initial potential test with the Railroad Commission of Texas, but in any event not more than thirty (30) days after reaching total depth in such well aad plugging date shal! be the date of actual plugging or thirty (30) days after reaching total depth, whichever first occurs. If in the drilling of any of said wells, Lessee encounters mechanical difficulties rendering further drilling impractical in the good faith judgment of Lessee, Lessee may plug and abandon said well and commence another well within sixty (60) days after such plugging and abandoning and thereafter drill said well in the same manner and within the same time as provided for the well having mechanical difficulties. In such event such well shall be considered a substitute well and shall be deemed in compliance with the terms hereof.

         Upon cessation of such continuous development program, this lease shall ipso facto terminate and all lands covered by this lease shall revert to Lessor free of any lease or burden of whatsoever nature, save and except each producing well and the tract upon which it is situated as specified and designated by Lesee. If production of oil or gas from the lease premises should cease from any cause, this lease shall nevertheless continue in force as long as additional drilling operation or reworking operations are conducted on this tease with no cessation of more than ninety (90) days between the abandonment of operations on one well and the actual spudding of another well and if production is obtained, this lease shall thereafter continue as long as oil and gas are produced from said land.

         21. With the prior consent of Lessor, which consent shall not be unreasonably withheld, Lessee may by written assignment assign this Lease and its rights and interests arising thereunder either in whole or in part. In the event of such assignment, Lessee shall notify Lessor of such assignment and provide Lessor with the identity and address of the party in whose favor the assignment has been made

         22. In the event of any conflict between the terms and provisions of this Lease and division orders that may be issues in connection, with production from the lease premises the terms and provisions of this Lease shall be controlling.




                      OIL AND GAS LEASE, PAGE 5 OF 7 PAGES

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         23.  Attached  hereto and made a part of this Lease for all purposes is an Addendum to Oil, Gas and Mineral Lease.

IN WITNESS WHEREOF, this instrument is executed on the date first above written. If this lease is executed in counterparts, then each is to be considered an original.


LESSOR:

The Northern Trust Bank of Texas, N.A.
as Successor Trustee of the Leila Clark
Wynn Mineral Trust

/s/ SIGNATURE UNKNOWN












                      OIL AND GAS LEASE, PAGE 6 OF 7 PAGES



 8-23-04

State of Texas

                        }SS.

County of Dallas


On September 30, 2004 before me, the undersigned, a Notary Public in and for County and State, personally appeared Thomas M, Ruoker, a Vice President with Northern Trust Bank, of Texas N.A. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) IS/ARE subscribed to the within instrument and acknowledged to me that HE/SHE/THEY executed the same in HIS/HER/THEIR authorized capacity(ies), and that by HIS/HER/THEIR signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ CAROL PERASON
------------------
    SIGNATURE



                           THIS AREA FOR NOTARY SEAL

                           [NOTARY SEAL GOES HERE]

                           CAROL PEARSON
                           MY COMMISSION EXPIRES
                           AUGUST 26, 2005

                     ADDENDUM TO OIL, GAS AND MINERAL LEASE

 1. It is understood and agreed that this lease is made, executed and delivered by Lessor only in the capacity of Trustee and not otherwise, and that it shall be liable and responsible hereunder only in that capacity and not otherwise. Lessee for himself his successors and assigns, hereby waives, releases and relinquishes all recourse against Lessor save as such Trustee, hereby agreeing to look solely to the assets of said Trust estate for satisfaction of any claim or demand of whatsoever nature he may have or assert under or by virtue hereof.

 2. It is further agreed by all parties to this lease that Lessor does not warrant title to the subject lands nor to the minerals or hydrocarbons located in the subject lands.

 3. It is understood and agreed by Lessee that all rights granted in this lease pertain only to oil, gas, and other associated hydrocarbon substances.

 4. This lease shall not be continued in effect more than two (2) years beyond the end of the primary term by the payment of shut-in royalty, by force majeure or by any other means except continuous operations or the actual production of oil, gas, and other associated hydrocarbon substances in paying quantities from the leased premises or lands with which the premises are pooled hereunder. hi the case of force majeure or shut-in royalty, the period of lease maintenance is not to exceed a cumulative period of three
     (3) years.

 5. Notwithstanding anything to the contrary contained herein after the expiration of five years from the end of the primary term and after all continuous operations have ceased, Lessee ?and/or its heirs, successors and assigns shall release all acreage not then dedicated to a proration unit designated by the appropriate regulatory body. Lessee, and/or its heirs, successors and assigns, shall also release all acreage, which maybe included with in the boundaries of a producing proration or spacing unit, covering all depths and horizons 100 feet below the deepest depth drilled, in any well commenced during the primary terra of this Lease or at such time continuous operations have ceased.

 6. Upon completion of a well, either as a dry bole or one capable of producing in paying quantities, Lessee agrees to adequately bury all drilling mud, pit lining, and other foreign substances in the pits for the well and restore the pit area to as close as its original state prior to the commencement of operations, as a reasonably prudent Operator would conduct under same and similar circumstances. Also, Lessee agrees to remove all caliche and other base material hauled on to a well location and the road thereto for the drilling of a well, which upon completion of the well, are not necessary to conduct prudent oilfield operations.

 7. Lessee a grees to indemnify and hold harmless Lessor, and L essor's surface tenants, from any and all loss, damage and expense sustained or incurred (including but not limited to reasonable attorneys' fees, reasonable accountants' fees and punitive damages) with respect to any claim, demand, cause and cause of action of any third party (including the present or future tenants of the surface rights) emanating from, either directly or indirectly. Lessee's, operations on the leased premises.


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  8.  Lessee  agrees  that as to any well  which may be  abandoned  by it on the leased premises, it will leave the surface casing therein in conformity with the requirements of the Texas Railroad Commission and any other governmental authority having jurisdiction.

  9. Any contamination of ground water on the leased premises resulting from Lessee's activities or omissions shall be their sole responsibility and Lessee shall bear the full cost of cleanup, including any fines by any governmental agency.

  10. The "free use of gas, oil and water from the leased premises" as set forth in the lease herein, shall only apply to the storage and extraction of same from the leased premises and shall not apply to pooling agreements.

  11. Lessee shall deliver to the credit of the Lessor, free of all costs the oil, gas, and associated hydrocarbon substances into the pipeline to which the wells may be connected. These costs, include but are not limited to the costs and expenses of dehydrating, transporting, compressing, treating, gathering, or otherwise rendering marketable the gas produced from said well, if any, into the pipeline to which the wells may be connected.

  12. Lessee shall bear all costs for utilities in connection with their operations on the leased premises, including the costs of pumping their "free" water from wells they have developed on the leased premises.

  13. No fluids other than gas or water may be injected into the leased premises without the express written consent of Lessors, and without environmental clearances from the appropriate governmental agencies, such as the Texas Railroad Commission.

  14. Except as otherwise required by governmental authority, spacing for oil shall be:

                40 Acres       0 feet to 8,000 feet
                80 Acres       8,000 feet to 10,000 feet
               160 Acres       10,000 feet to 14,000 feet
               320 Acres       A depth greater than 14,000 feet

      Spacing for gas shall be:

              160 Acres       0 feet to 6,000 feet
              320 Acres       6,000 feet to 12,000 feet
              640 Acres       A. depth greater than 14,000 feet

  15. It is agreed and understood by all parties hereto that the provisions of this Addendum supersede any provisions to the contrary in the printed lease hereof.



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